SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2004
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 28, 2004, Terayon Communication Systems, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2004. A copy of the press release, dated October 28, 2004, is attached and filed herewith as Exhibit 99.1, and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

     The Company is holding its 2004 Annual Meeting of Stockholders on December 16, 2004 (the “2004 Annual Meeting”). In 2003, the annual meeting of stockholders was held on May 28, 2003. As the date of the 2004 Annual Meeting is delayed by more than 30 days from the date of the Company’s previous annual meeting, in accordance with the applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its stockholders of the new meeting date for the 2004 Annual Meeting. The Company will be mailing the proxy statement and related materials in connection with the 2004 Annual Meeting on or about November 17, 2004. In light of this anticipated mailing schedule and in accordance with the Company’s bylaws, the Company is hereby notifying its stockholders that November 7, 2004 will be the new date for submitting stockholder proposals for inclusion in the Company’s proxy statement for the 2004 Annual Meeting. The Company believes that such a deadline provides a reasonable time before the Company begins the mailing of its proxy materials for the 2004 Annual Meeting. Stockholder proposals received by the Company after November 7, 2004 will be considered untimely and will not be included in the Company’s proxy statement for the 2004 Annual Meeting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit
No.	Description
99.1	Press Release of Terayon Communication Systems, Inc., dated October 28, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
By:	/s/ Jerry Chase
Jerry Chase
Chief Executive Officer

Date: October 28, 2004

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Terayon Communication Systems, Inc., dated October 28, 2004.